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                                                                    Exhibit 10.4

                             BUSINESS SERVICE CENTER
                                   OF SEATTLE


                                LEASE AGREEMENT

PARTIES

This lease made this 28TH day of JANUARY, 1999, between Bee-Barr, Inc., dba Business Service Center of Seattle, hereinafter referred to as Landlord, and AXONYX, INC., hereinafter referred to as Tenant.

TERM

The term of this lease shall be 3 months, commencing on the 8th day of February, 1999, and terminating on the last day of the THIRD month, April, 1999. If Tenant shall occupy the premises for permitted uses prior to the date set forth herein, the commencement date for rent purposes shall be prorated and charged accordingly as part of the first months rent. The termination date shall not be affected by carry occupancy. If either Landlord or Tenant desires to termination the lease at the end of the term, the party desiring to shall, 30 days prior to the expiration date, give the other written notice of its intention to do so. Should written notice of intention to terminate not be given by either party, the lease shall be extended under the same terms and conditions for a like period of time. The lease shall continue to renew itself under the same terms and conditions until one party notifies the other, as set forth above, of its intent to terminate.

PREMISES

Premises shall consist of Suite No. 3228 on the thirty-second floor of the 1001 Fourth Avenue Plaza Building, Seattle, Washington. In addition to suite No. 3228, Tenant shall have use of the common are of the thirty-second floor, including the conference room on a reasonable and shared basis with other thirty-second floor tenants. Tenant agrees to abide by the prevailing rules of Business Service Center of Seattle as promulgated by Landlord from time to time, provided said rules are reasonable and are communicated to Tenant. Tenant further agrees that failure to adhere to said rules shall constitute a breach of this Lease Agreement.

RENT

The rent amount for the term of this lease shall be $850.00 per month. Tenant shall pay Landlord the monthly rent, in advance, on the first day of each calendar month during said term. Rent shall be delivered to the Landlortd's office in the 1001 Fourth Avenue Plaza Building. If the monthly rent not paid by the tenth of the month in which due, a late charge of ten percent of the rent, including proration, will be payable by the Tenant as a special handling charge. Tenant agrees to pay Landlord a Twenty Dollar handling fee for any check returned to Landlord. Acceptance of late rent and forebearance of collection and/or eviction action on the part of the Landlord shall not constitute a waiver of any of Landlord's right under the lease. Should Tenant's rent remain unpaid after the 15th of any month, Landlord shall have the right to terminate services to Tenant and deny Tenant access to both the exclusive and nonexclusive premises by charging the locks. Any costs associated with changing the locks shall be at Tenant's expense. Tenant shall reimburse Landlord for the cost of changing the locks before any lease default will be considered cured. Should Tenant's rent remain unpaid after the thirtieth day of any month, Landlord shall have the right to terminate the lease, remove and store Tenant's property at Tenant's expense and take whatever steps are necessary to rerent Tenant's premises. Tenant shall not be relieved of his duty to pay rent under this Lease Agreement until the premises are rerented or this Lease Agreement expires, whichever occurs first. In any event, Landlord shall be entitled to recover any and all reasonable costs incurred by Landlord in mitigating its damages by rerenting or attempting to rerent

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Tenant's office. Should Tenant's rent become sixty days past due, Landlord shall have the right to sell whatever of Tenant's property has been seized as an offset against rent due Landlord. Landlord shall be entitled to deduct the cost of said sale from the amount credit to Tenant's unpaid rent. *RENT INCLUDES 1 DESK, 1 DESK CHAIR, 2 SIDE CHAIRS AND 1 LATERAL FILE OR 1 CREDENZA.

DEPOSIT

Concurrently with the execution of this Agreement, Tenant shall deliver to Landlord the sum of ONE THOUSAND, SEVEN HUNDRED Dollars and No/Cents which shall constitute payment of the first and last month's rent on the Office Suite.

REPALRS AND ALTERATIONS

Tenant agrees by taking possession of premises that premises are then in a tenantable and good condition; that Tenant will take good care of premises, and the same will not be altered or changed without written consent of the Landlord. Tenant shall not make changes to locks on doors or add or in any way change any shelving, wall covering, or any fixtures without first obtaining written consent of Landlord. Any wall hangings should be carefully hung with small nails, first applying scotch tape to the wall so the paint will not chip when the nail is removed.

Any repairs of the walls necessary because of damage caused by wall decorations installed by Tenant shall be paid for by Tenant. All damage or injury done to premises by Tenant or by any persons who may be in or upon premises with the consent of Tenant, shall be paid for by Tenant and Tenant shall pay for all damage to the building caused by Tenant's misuse of premises or the appurtenances thereto. Tenant shall pay for the replacement of doors or windows of premises which am cracked, broken or damaged by Tenant its employees, agent or invitees and Tenant shall not put any curtains, draperies, or other hangings on or beside the windows in premises without first obtaining Landlord's consent. All floor plants shall sit on floor protectors approved by the building management to prevent any damage to the carpet.

If damage to the carpet occurs for any reason, i.e., spotting, staining, odors, discoloration, etc., Tenant will be responsible for all charges incurred for shampooing, patching, or replacing said carpet. All alterations, additions, and improvements, except fixtures installed by Tenant and which are removable without damage to the building, shall become the property of Landlord. Tenant shall at the termination of this lease by the expiration of time or otherwise, surrender and deliver up premises to Landlord in as good a. condition as when received by Tenant from Landlord, and if necessary to restore to that condition, Landlord shall be entitled to add to Tenant's closing statement the amount necessary to restore Tenant's office to the condition it was in upon commencement of this lease.

FIRE RETARDANT/HAZARDOUS MATERIAL

Landlord has been advised by the building owner, JMB Property Management Corporation, that asbestos has been used in the building as a fire retardant. The building owner has further advised Landlord that a significant number of buildings in Seattle use asbestos as fire retardant and that tests conducted by the Landlord in the building indicate no danger to occupants of the building who avoid direct contact with the material. The tests are available for inspection by Tenant at owner's office in the building upon reasonable notice. Tenant acknowledges Landlord's disclosure of asbestos in the building. Tenant accepts the premises as is and as consideration in the negotiation of this lease, releases Landlord from any and all liability for injury caused to Tenant its employees or guests by the presence of asbestos in the building.


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SIGNS

No sign, picture, sticker, advertisement or notice shall be displayed, inscribed, painted or affixed to any of the glass, walls, sign plaque, or woodwork of the office or buildouts without the prior written consent of Landlord. Tenant agrees that if he decides to have his name displayed on the office directory, or outside his door, Tenant's name display shall be on a sign approved, built and installed by Landlord. The total charge for the design, construction, and installation of Tenant's directory sign and office sign shall be home by Tenant in accordance with prevailing prices for signs at time of execution of this lease. Should Tenant decide to order a directory sign or office sign Tenant will indicate such affirmative decision and specify the exact wording to appear on the sign at the time of check-in on the Sign Layout Form. Tenant further agrees did Landlord shall be entitled to bill Tenant for said sign(s) on Tenant's first monthly statement following the installation of the sign(s), and that Tenant shall pay Landlord for said sign(s) on the same date his rent is next paid.

ENTRY AND INSPECTION

Tenant will permit Landlord and its agents to enter into and upon premises at all reasonable times for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving premises or building. The Landlord shall have the right to enter premises, at any reasonable time, for the purpose of showing premises to prospective tenants for a period of 30 days prior to the expiration of the Lease Agreement term.

ACCIDENTS, INDEMNITY AND WAIVER OF SUBROGATION

Tenant shall defend and indemnify Landlord and save it harmless from and against any and all liability, damages, costs, or expenses, including attorneys' fees, arising from any act, emission, or negligence of Tenant, or the officers, contractors, licensees agents, servants, employees, guests, invitees, or visitors of Tenant in or about the premises, or arising from any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the promises. Whether the loss or damage is due to the negligence of either Tenant or Landlord, their agents or employees, or any other cause, Landlord and Tenant do each herewith and hereby release and relieve the other from responsibility for, and waive their entire claim of recovery from (i) any loss or damage to the real or personal property of either located anywhere in the building and including the building itself, arising out of or incident to the occurrence of any of the perils which may be covered by fire and lightning insurance policy, with extended coverage endorsement in common use in the Seattle locality, and policies covering any loss by theft or water damage, and (ii) loss resulting from business interruption at premises arising out of or incident to the occurrence of any of the perils which may be covered by the business interruption insurance policy in common use in the Seattle locality, to the extent that such risks under (i) and (ii) are in fact covered by insurance, each party shall cause its insurance carriers to consent to such waiver and to waive all rights or subrogation against the other party.

DEFAULT AND REENTRY

If Tenant fails to perform any covenant under this Lease Agreement within ten days after written notice from Landlord stating the nature of default Landlord may cancel this Lease Agreement and reenter and take possession of premises using all legal means to do so; provided, however, that if the nature of such default other than for nonpayment of rent is such that the same cannot reasonably be cured within such ten-day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion. Notwithstanding such retaking of possession by Landlord, Tenant's liability for the rent provided herein shall not be extinguished for the balance of the term of this Lease Agreement.


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UNLAWFUL USE

The Tenant will not disturb other occupants of said floor by making any undue or unseemly noise or otherwise disturbing or permitting the disturbance of other occupants of the floor or the visitors thereto, and will not do or permit to be done in or about the premises anything which is illegal or unlawful or which will be dangerous to life or limb, or will increase any insurance rates or jeopardize the insurance coverage of said premises or any of the occupants thereof, or in any way lessen the commercial or aesthetic value of the building or surroundings. No food or other products will be stored on premises which emit or tend to emit noxious or offensive odors and Tenant accepts the responsibility for maintaining leased premises free from such odors.

SUPPORT SERVICES

Complete administrative support services am provided by Business Service Center of Seattle at the rates indicated on the price list which will be provided by Business Service Center of Seattle upon request. These rates arc subject to change. Services include telephone answering, word processing, personal computer data entry, secretarial, dictation transcription, telex, facsimiles, copying, mail handling, and other administrative services.

Secretarial work will be processed by Business Service Center of Seattle as quickly as possible on a first-come, first served basis. Office equipment is for the exclusive use of die staff and is not to be used by Tenant, with the exception of the Kodak copier.

Tenant may employ his/her own secretary, however, Tenant shall not offer for sale/trade to any other tenants of Business Service Center of Seattle any of the administrative Support Services offered by Business Service Center of Seattle, including but not limited to word processing, dictation transcription, personal computer data entry, etc. Tenant shall also not offer for sale/trade to any other tenants of Business Service Center of Seattle photocopying or facsimile transmission services.

KODAK COPIER

Tenant may purchase an access code to the Kodak copier and will thereby have access to the machine 24 hours a day. Copies will be billed monthly at published rates.

Tenant may have a photocopier in his office for his personal use; however, Tenant shall not offer photo-copy service or use of Tenant's photocopier for sale/trade to any other tenants of Business Service Center of Seattle.

TELEPHONE ANSWERING SERVICE

Telephone answering service is provided by Business Service Center of Seattle from 6:30 am. to 6:30 p.m., Monday through Friday, at published rates (hours subject to change at the discretion of Business Service Center of Seattle). The telephone answering service is closed on those holidays normally observed by the business community.

MAIL

Incoming mail is delivered to Tenant's mail box twice a day at no additional charge to Tenant Outgoing mail service will be charged at the rates specified in the price list. Outgoing mail should be deposited in the mail basket prior to 4:30 p.m. for posting that evening. Outgoing mail is posted and delivered to Post Office once a day at 4:30 p.m.


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CONFERFENCE ROOM

The conference room on the thirty-second floor may be used by all tenants for up to ten hours per month at no charge. This conference room will accommodate ten or more people and may be used on a first-come, first-served basis. Reservations may be made by Tenant recording his/her name in the Conference Room Schedule Book located at the Reception Desk.

NON-SOLICITATION OF EMPLOYEES

During the term of this Lease Agreement and for one year thereafter, Tenant agrees to refrain from soliciting or employing Landlord's support personnel or staff. In the event of a violation or breach by Tenant of this non-solicitation covenant, Tenant will pay to Landlord as liquidated damages of such breach a sum equal to twenty-five percent (25%) of the annual gross compensation paid to such employee by Business Service Center of Seattle. Tenant acknowledges the importance of Business Service Center of Seattle's staff and support personnel to the success of Landlord's business and their necessity to the continued success of Business Service Center of Seattle that employee turnover be avoided.

ACCESS TO PREMISES

No additional locks shall be placed upon Tenants door beyond those already provided without Landlord's written consent. Individual keys will be furnished to each Tenant's office. Tenant agrees not to distribute any key to any person other than Tenant's employees without landlord's written consent. Landlord shall provide Tenant with one key to the lock of Tenant's suite at no additional charge. Extra keys may be purchased at published rates. Said lock and key shall be different from that of any other suite. Tenant agrees not to allow the use of said key by anyone other than Tenant or his employees. Tenant acknowledges that Landlord, the building janitorial service, security personnel and building manager will have a key to Tenant's office.

Tenant may also purchase an access card to allow the Tenant and Tenant's employees access to the building and Business Service Center of Seattle floor after hours, weekends, and holidays. Tenant agrees not to allow the use of said access card by anyone other than Tenant and his employees. Tenant agrees to return his key(s) and access card(s) to Landlord upon vacating the premises, and that should he/she fail to do so, Landlord shall have the right to have the locks changed and access card(s) altered at Tenant's expense.

Tenant is encouraged to keep his door locked to his suite when he is not in said suite, and should Tenant fail to do so, any resulting loss of property or privacy shall be at Tenant's own peril.

SPECIAL IMPROVEMENTS

Any special improvements requested by the Tenant shall be made in writing to the Landlord. Performance of said special improvements shall be at the discretion of the Landlord. In the event Landlord makes special improvements on behalf on Tenant, Tenant shall reimburse Landlord for Landlord's costs of making said special improvements requested by Tenant within ten days of receipt of statement from Landlord of special improvements.

NON-INTERFERENCE

Tenant agrees that it will not interfere with the business of Landlord in any respect, including, without limitation, contracting as broker, consultant, advisor or otherwise, any other of Landlord's tenants, directly or indirectly, concerning alternative leased office space.


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COSTS AND ATTORNEY'S FEES

If Tenant or Landlord shall engage the services of an attorney to collect monies due or to bring any action for any relief against the other, declaratory or otherwise, arising out of this lease, including any suit by Landlord for recovery of rent, additional rent or other payments hereunder or possession of the promises, each party shall, and hereby does, to the extent permitted by law, waive trial by jury and the losing party shall pay the prevailing Party a reasonable sum for attorney's fees in such suit, at trial and on appeal and such attorney's fees shall be deemed to have accrued on the commencement of such action.

NOTICE

Any notice required to be given by either party to the other pursuant to the provisions of this lease or any law, present or future, shall be in writing and shall be deemed to have been duly given or sent if either delivered personally or deposited in the United States mail, postage prepaid, registered or certified, return receipt requested, and addressed to the Landlord or Tenant at their respective office addresses in the 1001 Fourth Avenue Plaza Building, Suite 3200, Seattle, Washington.


LEASE ASSIGNMENT

Tenant shall not assign or sublet this lease or any interest therein, nor let or sublet the Premises or any part thereof or any right or privilege appurtenant thereto, nor permit the occupancy or use of any part thereof by any other person without the prior written consent of the Landlord. If Landlord gives written consent to such assignment or subletting, the Tenant originally named herein shall continue to be fully liable for all terms and conditions of this Lease Agreement during its Lease term.

ENTIRE AGREEMENT

It is expressly understood and agreed by Landlord and Tenant that there are no promises, agreements, conditions, understandings, induces, warranties or representations, oral or written, express or implied, between them, other than as herein set forth and that his lease shall not be modified in any manner except by an instrument in writing executed by the parties. No consent given or waiver made by Landlord of any breach of Tenant of any provision of this Lease Agreement shall operate or be construed in any manner as a waiver of any subsequent breach, or the same, or of any other provision.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement on the day and year first above set forth.

LANDLORD:                                 TENANT:

BEE-BARR, INC., dba                       AXONYX, INC.
Business Service Center of Seattle        -------------------------------------


By:      /s/ Kelley Gaffney               By:      /s/ Michael R. Espey
  ----------------------------------          ----------------------------------

Title:   Sales Manager                    Title:   V.P. & Secretary
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